Exhibit15(xiv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    EXHIBIT J
                                     to the
                                 Rule 12b-1 Plan

                                   STAR FUNDS

                         Star International Equity Fund

      The Plan is adopted by Star Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of Star International Equity Fund held during the month.

      Witness the due execution hereof this 1st day of September, 1997.


                                          STAR FUNDS


                                          By: /s/ William H. Zimmer, III
                                             Trustee

                                                   Exhibit15(xv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    EXHIBIT K
                                     to the
                                 Rule 12b-1 Plan

                                   STAR FUNDS

                             Star Equity Index Fund

      The Plan is adopted by Star Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of Star Equity Index Fund held during the month.

      Witness the due execution hereof this 1st day of September, 1997.


                                          STAR FUNDS


                                          By: /s/ William H. Zimmer, III
                                             Trustee

                                                  Exhibit15(xvi) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                    EXHIBIT L
                                     to the
                                 Rule 12b-1 Plan

                                   STAR FUNDS

                      Star Ohio Tax-Free Money Market Fund

      The Plan is adopted by Star Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of Star Ohio Tax-Free Money Market Fund held during the month.

      Witness the due execution hereof this 1st day of September, 1997.


                                          STAR FUNDS


                                          By: /s/ William H. Zimmer, III
                                             Trustee